Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-4 of our report dated January 30, 1997, except as to Note 20 for which the date is March 21, 1997, on our audits of the consolidated financial statements of COMFORCE Corporation as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Independent Accountants."


                                        /s/  Coopers & Lybrand L.L.P.

                                             Coopers & Lybrand L.L.P.


Melville, New York
December 23, 1997